                INDEX TO FINANCIAL STATEMENT SCHEDULES


  Schedules

       V.   Property and Equipment for the years
            ended December 31, 1993, 1994 and 1995                S-2

       VI.  Accumulated Depreciation of Property
            and Equipment for the years ended
            December 31, 1993, 1994, and 1995                     S-3

       X.   Supplementary Statements of Operations
            Information for the years ended
            December 31, 1993, 1994, and 1995                     S-4


       All other schedules are omitted as the required informationis inapplicable or the information is presented in the financial statements or related notes.


                 ACADIA NATIONAL HEALTH SYSTEMS, INC.

                        Property and Equipment

         Years ended December 31, 1992, 1993, 1994 and 1995
                        Balance at                                 Balance at
                       beginning of  Additions at   Retirements or   end of
                          period         cost           sales        period

  Year ended 12/31/92:

       Equipment          43,092        5,326                         48,418

       Other              17,000                                      17,000

       Total              60,092        5,326                         65,418


  Year ended 12/31/93:

       Equipment          48,418        9,997                         58,415

       Other              17,000        6,463                         23,463

       Total              65,418       16,460                         81,878


  Year ended 12/31/94:

       Equipment          58,415       25,915                         84,330

       Other              23,463                                      23,463

       Total              81,878       25,915                        107,793

  Year ended 12/31/95

       Equipment          84,330        3,220         26,044         61,506

       Other              23,463       14,540          5,875         32,128

       Total             107,793       17,760         31,919         93,634


                   ACADIA NATIONAL HEALTH SYSTEMS, INC.

            Accumulated Depreciation of Property and Equipment

            Years ended December 31, 1992, 1993, 1994 and 1995

                        Balance at                                  Balance at
                       beginning of  Additions at    Retirements or   end of
                          period         cost             sales       period

  Year ended 12/31/92:

       Equipment         (14,762)      24,834                         10,072

       Other                 609        2,224                          2,833

       Total             (14,153)      27,058                         12,905


  Year ended 12/31/93:

       Equipment          10,072       17,703                         27,775

       Other               2,833        4,081                          6,914

       Total              12,905       21,784                         34,689


  Year ended 12/31/94:

       Equipment          27,775       16,253                         44,028

       Other               6,914        3,306                         10,220

       Total              34,689       19,559                         54,248

  Year ended 12/31/95

       Equipment          44,028       16,121        20,648           39,501

       Other              10,220        2,739           472           12,487

       Total              54,428       18,860        21,120           51,988



                    ACADIA NATIONAL HEALTH SYSTEMS, INC.

              Supplementary Statements of Operation Information

             Years ended December 31, 1992, 1993, 1994 and 1995

                              1993         1994         1995        1996

  Maintenance and Repairs:
  (a)


       Equipment             10,212       10,510        2,518      6,690



       Total                 10,212       10,510        2,518      6,690


  ________________________________

  (A) Through Seven (7) Months, 1996
